UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		December 24, 2013

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware		42-1397595
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification Number)
3551 Seventh Street Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 23, 2013, QCR Holdings, Inc. completed the previously announced conversion of all 25,000 outstanding shares of its Series E Non-Cumulative Convertible Perpetual Preferred Stock (“Series E Preferred”) into shares of its common stock (“Common Stock” and such conversion, the “Series E Conversion”).

Pursuant to the Series E Conversion, holders of Series E Preferred received, for each share of Series E Preferred held as of December 23, 2013, the number of shares of Common Stock that resulted from dividing $1,000 (the issuance price per share of the Series E Preferred) by $12.15 (the conversion price per share), for an aggregate issuance of approximately 2,057,613 shares of Common Stock.

All shares of Common Stock issued pursuant to the Series E Conversion were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended.  No commission or other remuneration was paid in connection with this issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: December 24, 2013	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer